Exhibit 10(a)82


                               SECOND AMENDMENT TO
                              THE SOUTHERN COMPANY
                              EXECUTIVE STOCK PLAN



         WHEREAS, the Board of Directors of The Southern Company (hereinafter referred to as the "Company") heretofore established The Southern Company Executive Stock Plan (hereinafter referred to as the "Plan") for the purpose of
(a) maximizing the long-term success of The Southern Company, (b) ensuring a balanced emphasis on both current and long-term performance, (c) enhancing participants' identification with shareholders' interests, and (d) facilitating the attraction and retention of key individuals with outstanding ability; and

         WHEREAS, the Company desires to amend the Plan to clarify the Compensation Committee of the Board of Directors authority to determine who may participate in the Plan; and

         WHEREAS, the Company, through action of its Board of Directors, is authorized pursuant to Section 8.5 of the Plan to amend the Plan at any time.

         NOW THEREFORE, effective January 1, 1995, the Company hereby amends the Plan as follows:

                                                        I.

         Amend Section 3.1 of the Plan by deleting said Section in its entirety and substituting the following in lieu thereof:

                  3.1 Eligibility. The Participants in the Plan shall be limited to those Employees, as determined by the Committee, who have a significant impact on the long-term performance and success of the Company. Subject to the terms of the Plan, the Committee shall identify individuals eligible to become Participants in the Plan, select from time to time the Participants to whom Awards shall be granted and shall determine the number of shares to be granted.

                                                        II.


         Except as amended herein, the Plan shall remain in full force and effect as maintained by the Company prior to the adoption of this Second Amendment.




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         IN WITNESS WHEREOF, The Southern Company, through its authorized officers, has adopted this Second Amendment to The Southern Company Executive Stock Plan this day of , 1995, to be effective as of January 1, 1995.


               THE SOUTHERN COMPANY



               By:
                   A.W. Dahlberg, President


ATTEST:



By:
                      Tommy Chisholm, Secretary